Exhibit 99.1

MusclePharm Reaches Agreement In Principle In SEC Investigation

Denver, CO – April 13, 2015 –MusclePharm Corporation (OTCQB: MSLP), a scientifically driven, performance-lifestyle sports nutrition company, today announced that it has reached an agreement in principle with the Securities and Exchange Commission (“SEC”) to resolve an investigation. The Company first announced the investigation on September 30, 2013. Management believes that the terms of the agreement, if accepted, would not have a material adverse effect on the Company’s financial condition or results of operations.

Brad Pyatt, the Company’s Chief Executive Officer, stated, “We are pleased to have reached an agreement in principle with the SEC and look forward to moving ahead with our business.”

The SEC Commissioners must still approve the agreement, which was made with the staff of the Enforcement Division of the Denver Regional Office, and thus the terms are not final.

Brad Pyatt, the Company’s Chief Executive Officer, in his individual capacity, has also reached an agreement with the Denver Regional Office to resolve the investigation, which agreement is also subject to approval by the SEC Commissioners. The Company is also aware that the SEC staff is considering the possibility of proposing that the SEC Commissioners approve charges against certain former officers, in their individual capacity, for violations of the federal securities laws. Under Nevada law, where the Company is incorporated, the Company may have future obligations to indemnify those individuals for expenses in connection with those investigations and to advance funds to the individuals for those expenses.

About MusclePharm

MusclePharm® is a scientifically-driven, performance lifestyle company that currently develops, manufactures, markets and distributes branded nutritional supplements. The company offers a complete range of powders, capsules, tablets and gels. Its portfolio of recognized brands, including MusclePharm® Hybrid and Core Series, Arnold Schwarzenegger Series™ and FitMiss™, are marketed and sold in more than 110 countries and available in over 35,000 retail outlets globally. These clinically-proven and scientific nutritional supplements are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, doctors and universities. MusclePharm is the innovator of the sports nutrition industry. For more information, visit www.musclepharm.com. Follow MusclePharm Corporation on Facebook, Twitter, and Instagram.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the Company’s Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof

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Media:

Becky Warren

(916) 607-0129

bwarren@mercuryllc.com